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                                                                    EXHIBIT 21.1

Subsidiaries of Borders Group, Inc.


SUBSIDIARY                            STATE OF INCORPORATION
----------                            ----------------------

Borders, Inc.                                 Colorado
Borders Fulfillment, Inc.                     Delaware
Borders Management, LLC                       Michigan
Borders Online, LLC                           Delaware
Borders Online, Inc.                          Colorado
Borders Outlet, Inc.                          Colorado
Borders Properties, Inc.                      Delaware
Walden Book Company, Inc.                     Colorado
Walden Online, Inc.                           Colorado
Waldenbooks Properties, Inc.                  Delaware
Borders (UK) Limited
  formerly Books etc. Limited                 U.K.
Borders New Zealand Limited                   New Zealand
Borders PTE. Limited                          Singapore
Borders Australia PTY, Limited                Australia
BGI (UK) Limited                              U.K.
BGP (UK) Limited                              U.K.
Evermatch Limited                             U.K.
Books Etc Properties Limited                  U.K.
Meridian Books Limited                        U.K.
Borders Superstores (UK) Limited              U.K.
Charing Cross Properties Limited              U.K.
Borders Development, Inc.                     Michigan
Borders Bookstore (M) SDN.BHD                 Malaysia
Borders International Services, Inc.          Michigan
Paperchase Products Limited                   U.K.
Paperchase Limited                            U.K.
Paperchase Design Limited                     U.K.